UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  January 24, 2012

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 24, 2012, Plug Power Inc. (the “Company”) entered into a Master and Shareholders’ Agreement (the “Master Agreement”) with Axane, S.A. pursuant to which the Company and Axane will form a joint venture company based in France under the name Hypulsion (the “JV”).  The principal purpose of the JV will be to develop and sell hydrogen fuel cell systems for the European material handling market.  The Master Agreement provides that upon the formation of the JV, the Company and the JV will enter into a Contribution and License Agreement (the “License Agreement”) and a Supply and Engineered Services Agreement (the “Supply Agreement”).  The completion of the JV formation and the execution of the License Agreement, the Supply Agreement and various related agreements are subject to the satisfaction of certain closing conditions.  The Master Agreement will terminate if the closing has not occurred by April 30, 2012.

Master Agreement

The Master Agreement provides that Axane will contribute 5.5 million Euro to the JV over two years, and the Company will contribute to the JV, in lieu of any cash contributions, a royalty-free license, exclusive as to the European Union, to the Company’s technology and  intellectual property rights in the field of integrated hydrogen fuel cell systems for the material handling market.  In exchange for these contributions, Axane will receive 55% and the Company will receive 45% of the equity interests in the JV.

The Master Agreement provides that for so long as such party holds an equity interest in the JV, neither the Company nor Axane may directly or indirectly engage, in the Territory (defined below), in any development and/or sales activity that directly competes with the JV.

Under the Master Agreement, the Company has two call options to purchase a portion of Axane’s equity interests in the JV, one exercisable in 2016 (the “2016 Option”) and one exercisable in 2018 (the “2018 Option”).  The 2016 Option and the 2018 Option entitle the Company to purchase equity interests from Axane such that the Company’s ownership of the JV equals 65% and 80%, respectively, on a fully-diluted basis.  The 2018 Option is exercisable only if the Company has exercised the 2016 Option.  The purchase prices to be paid by the Company for the JV interests subject to the 2016 Option and the 2018 Option are based on multiples of the JV’s cash flow.  If the Company exercises either the 2016 Option or the 2018 Option, Axane will have the right to require the Company to purchase the remainder of its equity interests in the JV (the “Put Option”), which Put Option is exercisable by Axane one year after the closing of the relevant option.  The purchase price to be paid by the Company for the JV interests subject to the Put Option is based on the greater of (a) the value paid for such JV interests and (b) a multiple of the JV’s cash flow for the preceding year.

Axane has two additional put options that would require the Company to purchase all of Axane’s equity interests in the JV.  Axane may exercise the first of such put options in the event that, prior to December 31, 2012, a third party makes a claim that the intellectual property licensed by the Company to the JV infringes such party’s rights and Axane and the Company are unable to reach an agreement regarding such claim.  The purchase price to be paid by the Company for all of Axane’s JV interests will be the amount paid into the JV by Axane for such interests.  The Company may, at its option, prevent the exercise of such put option by indemnifying Axane and the JV against the third party claim.  The second put option is exercisable by Axane in September 2013 and the purchase price to be paid by the Company for all of Axane’s JV interests is one Euro.  If Axane exercises either of these put options and/or the Company exercises its call options, the parties are required to take certain actions to terminate Axane’s arrangements with the JV (including sublease, operational  services, cooperation, guaranty and similar arrangements) and have the Company take on such obligations, as necessary.

The Master Agreement includes customary representations, warranties and covenants for agreements of this type, including restrictions on the transfer of JV interests, and provides for the governance and management of the JV.  The JV Board of Directors will be comprised of five members, with three of such members being appointed by the party holding a majority of the equity interests in the JV.  Initially, Axane will appoint three directors and the Company will appoint two directors.

License Agreement

Under the terms of the License Agreement, the Company will grant to the JV a royalty-free license to certain copyrights, patents, know-how, software and documentation in the field of integrated hydrogen fuel cell systems for the material handling market defined as material handling products in Classes 1‑5 (the “License”).  The License is exclusive as to the territories of Albania, Austria, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxemburg, Republic of Macedonia, Malta, Montenegro, the Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland and the United Kingdom (the “Territory”).  If the Company sells its entire equity interest in the JV, the License becomes non-exclusive one year after such sale.  Further, the License becomes non-exclusive, and the Company may terminate the License, upon any bankruptcy or dissolution of the JV.  Under the License Agreement, the Company receives a royalty-free license back to certain copyrights, patents, know-how, software and documentation of the JV in the field of integrated hydrogen fuel cell systems for the material handling market defined as material handling products in Classes 1‑5 outside of the Territory.

The initial term of the License expires on June 30, 2013.  The term automatically extends to February 28, 2014 upon Axane’s payment of its contribution to the JV in 2013 pursuant to the Master Agreement.  Upon Axane’s contribution to the JV in 2014 under the Master Agreement, the term of the License will extend until the expiration of the last item of licensed intellectual property or ninety-nine years, whichever is longer.  The License terminates in the event that Axane fails to make any required contribution to the JV under the Master Agreement.

Supply Agreement

Under the Supply Agreement, the Company agrees to supply fuel cell systems to the JV and grants to the JV the exclusive right to market, distribute and sell such systems to customers in the Territory.  The JV’s right to market, distribute and sell becomes non-exclusive in the event that the License under the License Agreement becomes non-exclusive.  Without the Company’s prior consent, the JV may not distribute or sell products outside of the Territory or appoint any sub-distributor. Further, the JV may not sell any products to certain competitors of the Company.  Under the Supply Agreement, the Company will also provide engineering and product development services and technical service support to the JV.

The initial term of the Supply Agreement is ten (10) years, with automatic one-year renewals thereafter unless either party gives notice to the other prior to the renewal.  The Supply Agreement terminates upon any termination of the License Agreement.  Further, either party may terminate the Supply Agreement in the event of a breach by or bankruptcy of the other party, or if the parties are unable to agree on annual pricing for the products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: January 30, 2012	By: /s/ Andrew Marsh
Andrew Marsh Chief Executive Officer.